Exhibit 10.27

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is made and entered into as of March 21, 2016, by and among American Media, Inc., a Delaware corporation (the “Company”), the guarantors party to the Indenture (as defined below) (the “Guarantors”), Leon Cooperman, David Pecker and certain funds and accounts managed by Chatham Asset Management, LLC (as set forth under the caption “Chatham Parties” on Schedule A hereto, and collectively, the “Investors”). The Company, the Guarantors and the Investors are collectively referred to herein as the “Parties” and individually as a “Party,” as the context requires.

WHEREAS, upon the terms and subject to the conditions and limitations set forth in this Agreement, the Company seeks to issue to the Investors $76.2 million in aggregate principal amount of the Company’s 7.000% Second Lien Senior Secured Notes due 2020 (the “Notes”) issued pursuant to that certain indenture dated as of January 20, 2015 (as amended, supplemented or otherwise modified to the date hereof, the “Indenture”), among the Company, the Guarantors and Wilmington Trust, National Association, as trustee and collateral agent (the “Trustee”), as supplemented by that first supplemental indenture, dated as of March 21, 2016 (the “First Supplemental Indenture”), in a distribution to the Investors, as holders of Class A-1 Interests and Class A-2 Interests in the direct parent of the Company, AMI Parent Holdings LLC (“Holdings”), pursuant to Section 6.4(b)(i)(1) of the Second Amended and Restated Limited Liability Company Agreement of Holdings; and

WHEREAS, the Company and the Investors are entering into and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the Parties hereby agree as follows:

SECTION 1. Issuance of Notes.

1.1 Issuance of Notes. Subject to the terms, conditions and limitations set forth herein, on the Closing Date (as defined below), the Company agrees to issue to each Investor such Investor’s pro rata share, as set forth on Schedule B hereto, of $76.2 million in aggregate principal amount of Notes.

1.2 Closing. The closing of the issuance of the Notes (the “Closing”) shall take place no later than March 21, 2016 at 5:00 p.m. (New York time) (the “Closing Date”). The Company shall issue and deliver the Notes to the Investors on the Closing Date.

SECTION 2. Conditions of the Obligations of the Company at the Closing. The obligations of the Company to consummate the transactions contemplated hereby is subject to the satisfaction (or waiver by the Company) as of the Closing of the following conditions:

2.1 Representations and Warranties True. The representations and warranties contained in Section 5 hereof shall be true and correct in all material respects on the date hereof and as of the Closing as though made as of the Closing Date (or, in the case of representations and warranties that are qualified by materiality or a Material Adverse Effect (as defined below), shall be true and correct on and as of the Closing Date).

2.2 Compliance with Covenants. The Investors shall have complied in all material respects with all of their respective covenants and agreements contained herein to be performed by it on or prior to the Closing Date.

2.3 No Prohibitions. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other legal restraint or prohibition shall be in effect preventing the consummation by the Company or, to the extent applicable, the Investors, of the issuance of the Notes.

SECTION 3. Representations and Warranties of the Company. As a material inducement to the Investors to enter into this Agreement, the Company hereby represents and warrants to the Investors as follows:

3.1 Organization; Requisite Authority. The Company is a corporation, duly organized, validly existing and in good standing under the laws of Delaware, and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to be so organized or qualified or be in good standing would not reasonable be expected to have a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company possesses all requisite power and authority necessary to consummate the transactions contemplated by this Agreement.

3.2 Authorization. The execution, delivery and performance of this Agreement have been duly authorized by the Company. This Agreement, when executed and delivered by the Company in accordance with the terms hereof, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles.

3.3 Validity of Notes. When issued and delivered in accordance with this Agreement, the Notes to be delivered under this Agreement shall be (i) duly and validly authorized, issued and outstanding, (ii) fully paid and non-assessable, and (iii) free and clear of any liens and encumbrances. The Notes are being offered and sold pursuant to, and in compliance with, Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder.

3.4 Broker’s Fees. None of the Company or any of the Company’s officers or directors has retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of the Company or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement.

SECTION 4. Representations and Warranties of the Investors. As a material inducement to the Company to enter into this Agreement, the Investors hereby represents and warrants to the Company as follows:

4.1 Organization; Requisite Authority. The Investors are duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization. The Investors possess all requisite power and authority necessary to consummate the transactions contemplated by this Agreement and transfer the Interests to the Company, free and clear of any lien or encumbrance.

4.2 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by the Investors. This Agreement, when executed and delivered by the Investors in accordance with the terms hereof, shall constitute a valid and binding obligation of the Investors, enforceable against the Investors in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles.

4.3 Ownership. The Investors are the beneficial owner of the Interests as set forth on Schedule A.

4.1 Accredited Investor. Each Investor is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act). Each Investor understands and acknowledges that the Notes are being offered in transactions not involving any public offering within the meaning of the Securities Act, that the initial offering and issuance of the Notes has not been registered under the Securities Act or any other securities law and that (i) if in the future it decides to resell, pledge or otherwise transfer any Notes that it purchases hereunder, those Notes, absent an effective registration statement under the Securities Act, may be resold, pledged or transferred only pursuant to an applicable exemption from registration under the Securities Act in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and (ii) it will, and each subsequent holder of any of the Notes that it purchases in this offering is required to, notify any subsequent purchaser of such Additional Notes from it or subsequent holders, as applicable, of the resale restrictions referred to in clause (i) of this sentence. The Notes will contain a restrictive legend as set forth in the Form of Note attached as Exhibit A to the Indenture.

4.2 Information; Consultation with Counsel and Advisors. The Investors are entering into this Agreement as principal (and not as agent or in any other capacity); none of the Company or any of the Company’s affiliates or agents are acting as a fiduciary for it; they are entering into this Agreement with a full understanding of the terms, conditions and risks thereof and it is capable of and willing to assume those risks. The Investors (a) have consulted with their own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent the Investors have deemed necessary, (b) have received from the Company all necessary information relating to the Company and its business and had a reasonable opportunity to ask questions of and receive answers from officers and representatives of the Company concerning its financial condition and results of operations and the issuance of the Notes to which this Agreement relates, and any such questions have been answered to their satisfaction, (c) have had the opportunity to review all publicly available records and filings and all other documents concerning the Company that the Investors consider necessary or appropriate in making an investment decision, (d) have reviewed all information that they believe are necessary or appropriate in connection with the issuance of the Notes, and (e) have conducted their own due diligence on the Company and the issuance and has made their own investment decisions based upon their own judgment, due diligence and advice from such advisers as the Investors have deemed necessary and not upon any view expressed by or on behalf of the Company.

4.3 Broker’s Fees. The Investors have not retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of the Investors or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement.

SECTION 5. Termination. The obligation of the Company to issue the Notes at the Closing may be terminated at any time prior to the Closing by the mutual written consent of the Parties.

SECTION 6. Transfer Restrictions. Until the earlier of (i) termination of this Agreement pursuant to Section 6 above or (ii) 12:00 p.m. (New York time) on the date of public announcement of the purchase and sale of the Notes contemplated hereby by the Company on a Current Report on Form 8-K (which public announcement shall be made prior to 9:00 a.m. (New York time) on the first business day following the Closing), the Investors shall not sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of (or offer to undertake any of the foregoing), or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition of any Notes.

SECTION 7. Miscellaneous.

7.1 Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or the transactions contemplated hereby, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request.

7.2 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Party or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

7.3 Counterparts. This Agreement may be executed simultaneously in counterparts (including by means of facsimile transmission or “pdf” file thereof), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement.

7.4 Descriptive Headings; Interpretation. The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word “including” herein shall mean “including without limitation.” The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

7.5 Entire Agreement. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

7.6 Amendment. This Agreement may be amended, modified or supplemented but only in writing (including a writing evidenced by a facsimile transmission or “pdf” file thereof) signed by the Party against which enforcement is sought.

7.7 APPLICABLE LAW; WAIVER OF JURY TRIAL; THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED IN SUCH STATE. THE PARTIES HERETO AGREE TO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE ARISING FROM OR RELATED TO THIS AGREEMENT.

7.8 Submission to Jurisdiction. Each Party agrees that any suit, action or proceeding bought by it against the other Party arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

7.9 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be sent to the Company and the Investors at the addresses set forth below:

The Company:

American Media, Inc.
1000 American Media Way
Boca Raton, Florida 33464
Attention:	Chris Polimeni, Executive Vice President - Chief Financial Officer
and Treasurer
Email:	cpolimeni@amilink.com
Fax:	(877) 569-5998

and

American Media, Inc.
4 New York Plaza
New York, New York 10004
Attention:	Eric Klee, Esq., General Counsel
Email:	eklee@amilink.com
Fax:	(212( 743-6590

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention:	Andrew N. Rosenberg, Esq. and Trace A. Zaccone, Esq.
Email:	arosenberg@paulweiss.com and tzaccone@paulweiss.com
Fax:	(212) 757-2553

The Investors:

To the Address under the Investors' name on Schedule A attached hereto

7.10 No Construction Against Draftsperson. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(Signatures on next page)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

AMERICAN MEDIA, INC.

/s/ Christopher V. Polimeni
Name:	Christopher V. Polimeni
Title:	Executive Vice President, Chief Financial Officer and Treasurer

/s/ David J. Pecker
David J. Pecker

LEON G. COOPERMAN

/s/ Leon G. Cooperman
Name:	Leon G. Cooperman
Title:	Investor

CHATHAM ASSET HIGH YIELD MASTER FUND, LTD

By:	Chatham Asset Management, LLC
Investment Advisors

By:	/s/Anthony Melchiorre
Name: Anthony Melchiorre
Title: Managing Member

CHATHAM FUND, LP

By:	Chatham Asset Management, LLC
Investment Advisors

By:	/s/Anthony Melchiorre
Name: Anthony Melchiorre
Title: Managing Member

SCHEDULE A

Amount of Interest Owned by Each Investor:

Exact Name of Beneficial Owner	Number of Class A-1 Interests	Number of Class A-2 Interests
Chatham Asset High Yield Master Fund, Ltd.	1,748.485

Chatham Fund, L.P.	1,558.14

Leon Cooperman	1,034.38

David Pecker		1,120.57

SCHEDULE B

Amount of Notes Issued:

Name(s) of Investors to which Notes will be Issued	Number of Notes to be Issued
Chatham Asset High Yield Master Fund, Ltd.	$54,346,513
Chatham Fund, L.P.	$7,317,073
Leon Cooperman	$7,114,212
David Pecker	$7,430,289